EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 033-52877) of our report dated May 16, 2003, with respect to the financial statements of the Arkansas Best 401(k) Savings Plan for the year ended December 31, 2002.

/s/ Ernst & Young LLP

Little Rock, Arkansas
June 25, 2004